UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): April 21, 2011
DORAL FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-31579	66-031262
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
Incorporation)
1451 Franklin D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717
(Address of Principal Executive Offices, Including Zip Code)
Registrant’s telephone number, including area code: 787-474-6700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Events.
SIGNATURES

Item 8.01 Other Events.
     On April 21, 2011, the Board of Directors of Doral Financial Corporation (“Doral Financial”) adopted a resolution determining that the annual meeting of shareholders of Doral Financial will be held on Tuesday, June 28, 2011 at The New York Palace, Henry Room, 455 Madison Avenue, New York, New York beginning at 7:30 a.m. The record date for the annual meeting will be May 6, 2011.
     Doral Financial anticipates that the Notice of Meeting and Proxy Statement, the accompanying form of proxy and Annual Report on Form 10-K for the year ended December 31, 2010 will be mailed to shareholders on or about May 12, 2011.
     As disclosed in the proxy statement for the Annual Meeting of Shareholders held on May 12, 2010, Doral Financial’s bylaws require a shareholder wishing to make a nomination or bring any other matter before an annual meeting of shareholders to notify our Corporate Secretary in writing, which notice (containing certain information specified in the bylaws about the shareholder and the proposed action) shall be received by our Corporate Secretary not less than 90 or more than 180 days in advance of the first anniversary date of the preceding year’s annual meeting. However, since the annual meeting of shareholders for 2011 was called on a date that is not within 30 days before or after the anniversary date of last year’s annual meeting of shareholders, notice by a shareholder in order to be timely must be received not later than the close of business on the fifteenth day following the date of filing of this Current Report on Form 8-K with the Securities and Exchange Commission (which constitutes public disclosure by Doral Financial of the date of the annual meeting of shareholders).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORAL FINANCIAL CORPORATION
Date: April 28, 2011	By:	/s/ Enrique R. Ubarri
		Name:	Enrique R. Ubarri
		Title:	Executive Vice President and General Counsel